Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 24, 2012, in Amendment No. 5 to the Registration Statement (Form S-1 No. 333-175211) and related Prospectus of Luca Technologies Inc. dated February 24, 2012.

/s/ Ernst & Young LLP

Denver, Colorado

February 24, 2012